Exhibit 99.1

NATIONAL INSTRUMENTS CORPORATION

ANNUAL INCENTIVE PROGRAM

(As Amended on October 2008, March 2009, September 2010 and February 18, 2012)

SECTION 1
DURATION AND PURPOSE

1.1  Effective Date.  The Program is an annual incentive program which will be paid out annually following the end of the calendar year.

1.2  Purpose.  The Program is intended to increase shareholder value and the success of National Instruments Corporation (the “Company”) by providing incentive and reward for accomplishment of certain objectives by key executives.  Its purpose is to connect officer’s compensation to accomplishment of goals critical to the Company’s performance in a calendar year.

SECTION 2
ELIGIBILITY, SELECTION AND PROCEDURE

2.1  Eligibility.  Officers, Business and Technology Fellows, and Research and Development Fellows (whether employed at the time of or subsequent to the adoption of the Program) are eligible for participation in the Program, with the exception of the President who does not participate.  Eligibility does not guarantee participation and the Company may exclude eligible officers and fellows from participation in this Program.

2.2  Selection of Participants.  From time to time, the President may designate eligible employees (the “Participants”) for participation in the Program; subject to the approval by the Compensation Committee of the Company (the “Committee”), in its sole discretion.  Participants will normally be added to the Program at the start of the Company’s fiscal year.

2.3  Bonus Procedure for Executive Officers.  For each calendar year, the President and the Board will approve objectives for each Executive Officer, as defined by Section 16 of the Securities Exchange Act of 1934, as amended (an “Executive Officer”), to attain for that year.  The President and Committee will also identify a monetary amount to be awarded to each Executive Officer corresponding to the achievement of each Executive Officer’s objectives for the year.  At the end of the calendar year, the President and Committee will meet to determine whether the objectives of each Executive Officer were attained and thereafter will approve or disapprove the payment of the annual incentive amounts based upon the achievement of such objectives and the discretion of the President and the Committee.  It is acknowledged that the President and the Committee, acting together, shall have the discretion to pay all or a portion of a monetary amount to an Executive Officer even if such Executive Officer has not attained a particular objective if the President and the Committee believe that such a payment is appropriate to achieve the objectives of the Program.  It is further acknowledged that the Committee may, in its sole discretion, and at any time, (i) reduce or eliminate a Participant’s target or actual award, and/or (ii) reduce or eliminate the amount allocated to the bonus pool for any or all Participants.  The Committee may determine the amount of any reduction on the basis of such factors as it deems relevant in its discretion.

2.4  Bonus Procedure for Non-Executive Vice Presidents, Business and Technology Fellows, and Research and Development Fellows.  For each calendar year, the President will approve objectives for each non-executive Vice President, Business and Technology Fellow, and Research and Development Fellow.  The President shall identify a monetary amount to be awarded to each Participant corresponding to the achievement of each participant’s objectives for the year.  At the end of the calendar year, the President will determine whether the objectives of each participant were attained and approve or disapprove the payment of the annual incentive amounts based on the achievement of such objectives, and the discretion of the President.  The President shall have the discretion to pay all or a portion of a monetary amount even if the participant has not met a particular objective if the President believes that such a payment is appropriate to achieve the objectives of the Program.  Further the President may, in his sole discretion, and at any time, (i) reduce or eliminate a Participant’s target or actual award, and/or (ii) reduce or eliminate the amount allocated to the bonus pool for any or all Participants.  The President may determine the amount of any reduction on the basis of such factors as he deems relevant in his discretion.  The President at his election may delegate the foregoing duties to the respective Executive Officer of each participant Vice President.  The President will present to the Committee a brief summary of the payment amounts for the non-executive participants, for final review and approval by the Committee.

2.5   Bonus Target.  Incentive bonuses under this Program are defined as a percentage (with a target of 30 per cent for Executive Vice Presidents and Senior Vice Presidents; with a target of 20 per cent for Vice Presidents, Business and Technology Fellows, and Research and Development Fellows) of a Participant’s salary (or, in the case of the Senior Vice President of Sales, salary plus targeted commission) (“Base Salary”), based upon attainment of objectives approved in accordance with this Program.

SECTION 3
PAYMENT OF BONUS

3.1 Timing of Payment.  Payment of any incentive bonus under this Program shall be made as soon as administratively practicable following the end of the calendar year once the Company books have been closed and audited or, in the discretion of the Committee or, as appropriate, the President, an estimated payment for a portion of the payout may be made during the fourth quarter of the current year based upon projected achievement levels corresponding to each of the objectives for each of the Participants in the Plan.  In the event that estimated payments are made before the end of the calendar year, final determination of the correct amount of each payment bonus will be made pursuant to Section 2.3 and Section 2.4 and differences between the finally-determined amount and the estimated payment will be reconciled by either (a) an additional reconciling payment to the Participant in the event of a shortfall, or (b) remittance by Participant to Company which reconciles any previous overpayment.

3.2 Employment Required for Payment.  Only Participants actively employed by the Company as an employee on the day of the bonus payout are eligible to receive any incentive bonus under this Program.

3.3 Inclusion in other Compensation Programs.  As determined by the Committee, in consultation with the President, incentive bonus payouts under this Program are special incentive compensation that may be taken into account as salary, compensation, or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit or life insurance plan of the Corporation or any subsidiary.  Thus, by way of example only, incentive bonus payouts may be eligible for such plans as 401(k) deferral or match, but may not be eligible for ESPP and Company performance bonus plans.  Any determination by the Committee as to such matters shall take into account the terms of the other applicable plans (i.e., the terms of the 401 (k) plan, etc.)

3.4 Right to Receive Payment.  Any incentive bonus that may become payable under this Program is to be paid solely from the general assets of the Company, as determined by the Committee.  Nothing in this Program shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an actual award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

SECTION 4
ADMINISTRATION AND TERMINATION

4.1 Committee Authority.  The Committee, in consultation with the President, shall administer the Program in accordance with the Program’s provisions.  The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which employees shall be granted incentive bonuses, (b) prescribe the terms and conditions of incentive bonuses, except as required to be done by the President pursuant to Section 2.4, (c) interpret and amend the Program, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Program by employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Program as are consistent therewith, and (f) interpret, amend or revoke any such rules.  Neither the members of the Committee nor the President shall be liable for any act, omission or determination taken or made in good faith with respect to the Program or any incentive bonus granted under it.

4.2 Decisions Binding.  All determinations and decisions made by the Committee related to this Program shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 5
GENERAL PROVISIONS

5.1 No Effect on Employment.  Participation in this Program shall not alter any Participant’s status as an at-will employee of the Company.

5.2 Successors.  All obligations of the Company under the Program, with respect to incentive bonus payouts, shall be binding on any successor to the Company.

5.3 Nontransferability of Bonus.  No incentive bonus to be awarded under the Program may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

5.4 Severability.  In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

5.5 Governing Law and Entire Terms.  The Program and any incentive bonuses shall be construed in accordance with and governed by the laws of the State of Texas, but without regard to its conflict of law provisions.  Further, the Program (as may be amended by the Committee in writing) constitutes the entire understanding with respect to any incentive bonus and shall supersede any prior or subsequent oral representations.